Exhibit 99.2

F&G Annuities & Life, Inc. (F&G) - An Operating Segment of Fidelity National Financial, Inc. (NYSE:FNF)
Financial Supplement
September 30, 2022
(Year Ended December 31)

The financial statements and financial exhibits included herein are unaudited. F&G is an operating segment of FNF ("the Company") and these financial statements and exhibits should be read in conjunction with the Company's periodic reports on Form 10-K, Form 10-Q and Form 8-K. F&G was acquired by FNF on June 1, 2020.

All dollar amounts are presented in millions.

Non-GAAP Financial Measures

Generally Accepted Accounting Principles ("GAAP") is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this document includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, the Company believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided within.

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Consolidated Financial Highlights

	Three months ended					Nine months ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021

Select Income Statement Data:

Net earnings attributable to common shareholders	115	230	236	121	373	581	744

Adjusted net earnings attributable to common shareholders ("Adjusted net earnings") (a) (b)	12	112	83	142	160	207	409

Select Metrics:

Average assets under management ("AAUM") (a)	41,081	39,306	37,459	35,699	32,692	39,246	30,706

Assets under management ("AUM") (a)	41,988	40,322	38,601	36,494	34,665	41,988	34,665

Adjusted return on assets (a) (b) (c)	0.70%	1.02%	0.89%	1.72%	1.77%	0.70%	1.77%

(a) Refer to "Non-GAAP Financial Measures Definitions"
(b) Effective this quarter, presentations of adjusted net earnings and adjusted return on assets will no longer include the alternative investment yield adjustment to normalize alternative investment portfolio returns. Prior periods are presented on a comparable basis to reflect the new definition of adjusted net earnings.
(c) Adjusted return on assets is calculated by dividing annualized adjusted net earnings by year-to-date AAUM..

Sales Results by Product

	Three months ended					Nine months ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Sales (a)
Fixed indexed annuities ("FIA")	1,109	1,114	962	1,055	1,073	3,185	3,255
Fixed rate annuities ("MYGA")	1,108	1,087	473	301	458	2,668	1,437
Total annuity	2,217	2,201	1,435	1,356	1,531	5,853	4,692
Indexed universal life ("IUL")	36	29	27	28	24	92	59
Funding agreements ("FABN/FHLB")	—	843	600	35	1,150	1,443	2,275
Pension risk transfer ("PRT")	620	—	527	776	371	1,147	371
Total Gross Sales	2,873	3,073	2,589	2,195	3,076	8,535	7,397
Sales attributable to flow reinsurance to third parties	(660)	(544)	(236)	(151)	(229)	(1,440)	(718)
Total Net Sales	$2,213	$2,529	$2,353	$2,044	$2,847	$7,095	$6,679

(a) Refer to "Non-GAAP Financial Measures Definitions"

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Condensed Consolidated Balance Sheets

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Assets
Investments:
Fixed maturity securities available for sale, at fair value, net of allowance for credit losses of $15 at September 30, 2022	$29,359	$28,398	$29,478	$29,962	$28,550
Preferred securities, at fair value	812	839	934	1,028	870
Equity securities, at fair value	110	119	139	143	156
Derivative investments	108	145	487	816	581
Mortgage loans, net of allowance for credit losses of $38 at September 30, 2022	4,533	4,437	4,217	3,749	3,484
Investments in unconsolidated affiliates	2,789	2,668	2,696	2,350	2,022
Other long-term investments	537	528	510	489	454
Short-term investments	42	823	387	373	258
Total investments	$38,290	$37,957	$38,848	$38,910	$36,375
Cash and cash equivalents	1,384	992	1,168	1,533	2,320
Trade and notes receivables	2	3	3	3	11
Reinsurance recoverable, net of allowance for credit losses of $19 at September 30, 2022	4,806	4,215	3,801	3,610	3,492
Goodwill	1,756	1,756	1,756	1,756	1,756
Prepaid expenses and other assets	851	1,000	625	613	662
Lease assets	8	9	9	8	8
Other intangible assets, net	3,438	3,143	2,699	2,234	2,086
Property and equipment, net	13	14	14	13	13
Income taxes receivable	49	64	46	50	—
Deferred tax asset	713	473	142	—	—
Total assets	$51,310	$49,626	$49,111	$48,730	$46,723

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Condensed Consolidated Balance Sheets (continued)
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Liabilities and Equity
Contractholder funds	$39,127	$37,707	$36,237	$35,525	$33,988
Future policy benefits	5,734	5,177	5,217	4,732	3,985
Accounts payable and accrued liabilities	1,289	1,384	1,536	1,297	1,670
Income taxes payable	—	—	—	—	3
Deferred tax liability	—	—	—	24	9
Notes payable	571	573	975	977	979
Funds withheld for reinsurance liabilities	2,900	2,277	1,852	1,676	1,508
Lease liabilities	14	14	14	14	14
Total liabilities	$49,635	$47,132	$45,831	$44,245	$42,156

Equity:
Additional paid-in-capital	3,159	3,156	2,753	2,750	2,748
Retained earnings	1,582	1,468	1,238	1,001	880
Accumulated other comprehensive (loss) income ("AOCI")	(3,066)	(2,130)	(711)	734	939
Total equity	$1,675	$2,494	$3,280	$4,485	$4,567
Total liabilities and equity	$51,310	$49,626	$49,111	$48,730	$46,723

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)
Condensed Consolidated Statements of Earnings

	Three months ended					Nine months ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Revenues:
Life insurance premiums and other fees (a)	$702	$68	$594	$838	$431	$1,364	$557
Interest and investment income	340	425	451	511	481	1,216	1,341
Recognized gains and losses, net	(140)	(426)	(297)	345	15	(863)	370
Total revenues	902	67	748	1,694	927	1,717	2,268
Benefits and expenses:
Benefits and other changes in policy reserves	592	(418)	208	1,404	185	382	734
Personnel costs	46	34	30	36	32	110	93
Other operating expenses	28	31	18	29	22	77	76
Depreciation and amortization	87	121	143	65	210	351	419
Interest expense	6	9	8	8	6	23	21
Total benefits and expenses	759	(223)	407	1,542	455	943	1,343

Pre-tax earnings	143	290	341	152	472	774	925
Income tax expense	(28)	(60)	(105)	(31)	(96)	(193)	(189)
Net earnings from continuing operations	115	230	236	121	376	581	736
(Loss) earnings from discontinued operations, net of tax	—	—	—	—	(3)	—	8
Net earnings attributable to common shareholders	$115	$230	$236	$121	$373	$581	$744

(a) Included within "Escrow, title-related and other fees" in FNF 10-K/ 10-Q.

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Reconciliation from Net Earnings to Adjusted Net Earnings (a) (b)

The table below provides a comparison of adjusted net earnings by quarter and year to date per the new adjusted net earnings definition (Refer to "Non-GAAP Financial Measures Definitions"), which no longer includes the alternative investment yield adjustment to normalize alternative investment portfolio returns, versus results previously reported:

	Three months ended					Nine months ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Net earnings from continuing operations	$115	$230	$236	$121	$376	$581	$736
Non-GAAP adjustments (a):
Recognized (gains) and losses, net
Net realized and unrealized gains (losses) on fixed maturity available-for-sale securities, equity securities and other invested assets	70	161	105	2	5	336	(58)
Change in allowance for expected credit losses	6	7	—	—	(2)	13	(5)
Change in fair value of reinsurance related embedded derivatives	(94)	(141)	(122)	(11)	(23)	(357)	(23)
Change in fair value of other derivatives and embedded derivatives	(7)	(4)	—	(5)	(3)	(11)	(9)
Recognized (gains) losses, net	(25)	23	(17)	(14)	(23)	(19)	(95)
Indexed product related derivatives	(148)	(198)	(220)	21	14	(566)	(167)
Purchase price amortization	5	5	6	6	7	16	20
Transaction costs and other non-recurring items (c)	4	4	—	—	(283)	8	(279)
Amortization of actuarial intangibles and SOP-03-1 reserve offset on non-GAAP adjustments	33	17	37	13	12	87	110
Income taxes on non-GAAP adjustments	28	31	41	(5)	57	100	84
Adjusted net earnings (a)	$12	$112	$83	$142	$160	$207	$409

Adjusted net earnings under previous definition	105	128	82	90	101	315	271
Difference in adjusted net earnings to amounts previously reported under old definition	$(93)	$(16)	$1	$52	$59	$(108)	$138

(a) Refer to "Non-GAAP Financial Measures Definitions."
(b) Refer to Adjusted Net Earnings - Significant Income and Expense Items on page 9.
(c) For the three and nine months ended September 30, 2021, reflects a one-time favorable adjustment to benefits and other changes in policy reserves and depreciation and amortization resulting from an actuarial system conversion which reflects modeling enhancement and other refinements of $284.

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Adjusted Net Earnings Statement (a)(b)

The table below provides a comparison of adjusted net earnings by quarter and year to date per the new adjusted net earnings definition (Refer to "Non-GAAP Financial Measures Definitions"), which no longer includes the alternative investment yield adjustment to normalize alternative investment portfolio returns, versus results previously reported:

	Three months ended					Nine months ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Revenues:
Life insurance premiums and other fees (c) (h)	$687	$87	$593	$840	$431	$1,367	$557
Interest and investment income	340	425	451	511	481	1,216	1,341
Recognized gains and losses, net (d)	—	—	—	—	—	—	—
Total revenues	1,027	512	1,044	1,351	912	2,583	1,898
Benefits and expenses:
Benefits and other changes in policy reserves (e) (h)	902	223	777	1,028	590	1,902	1,011
Personnel costs	46	34	30	36	32	110	93
Other operating expenses (f)	24	28	18	29	22	70	71
Depreciation and amortization (g)	36	78	64	73	62	178	188
Interest expense	6	9	8	8	6	23	21
Total benefits and expenses	1,014	372	897	1,174	712	2,283	1,384

Pre-tax earnings	13	140	147	177	200	300	514
Income tax expense	(1)	(28)	(64)	(35)	(40)	(93)	(105)
Adjusted net earnings (a)	$12	$112	$83	$142	$160	$207	$409

Adjusted net earnings under previous definition	105	128	82	90	101	315	271
Difference in adjusted net earnings to amounts previously reported under old definition	$(93)	$(16)	$1	$52	$59	$(108)	$138

(a) Refer to "Non-GAAP Financial Measures Definitions."
(b) Refer to Adjusted Net Earnings - Significant Income and Expense Items on page 9.
(c) Life insurance premiums and other fees are included within "Escrow, title-related and other fees" in FNF 10-K/ 10-Q, and have been adjusted to remove primarily the impact of unearned revenue on the adjustments below.
(d) Recognized gains and losses (net) have been adjusted to remove the effect of recognized (gains) losses including changes in allowance for expected credit losses and OTTI; changes in fair values of indexed product related derivatives and embedded derivatives, net of hedging costs; and the change in fair value of the reinsurance related embedded derivative.
(e) Benefits and other changes in policy reserves has been adjusted to remove the effects of the changes in fair values of indexed product embedded derivatives, changes in allowance for expected credit losses on reinsurance recoverables, the fair value impacts of assumed reinsurance, those resulting from the implementation of a new actuarial system at September 30, 2021, and changes in the SOP 03-1 reserve resulting from the adjustments above, as applicable.
(f) Other operating expenses have been adjusted to remove the effects of transaction costs.
(g) Depreciation and amortization has been adjusted to remove the impact on DAC, VOBA, and DSI of the adjustments above, as applicable, purchase price amortization and those resulting from the implementation of a new actuarial valuation system at September 30, 2021.
(h) Includes premiums from agreements related to our new PRT business beginning in the three months ended September 30, 2021.

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Adjusted Net Earnings - Significant Income and Expense Items (a)

Each reporting period, we identify significant income and expense items that help explain the trends in our adjusted net earnings, as we believe these items provide further clarity to the financial performance of the business. Those significant income and expense items are reported after actuarial intangibles and SOP 03-1 reserve offsets and taxes.

Three months ended

September 30, 2022
Adjusted net earnings of $12 million for the three months ended September 30, 2022 included a $10 million unrealized loss from alternative investments and $5 million of other net expense items. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $83 million.

June 30, 2022
Adjusted net earnings of $112 million for the three months ended June 30, 2022 included a $38 million unrealized gain from alternative investments, $30 million income from actuarial assumption updates and $6 million of CLO redemption gains and other income. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $54 million.

March 31, 2022
Adjusted net earnings of $83 million for the three months ended March 31, 2022 included a $38 million unrealized gain from alternative investments, $22 million income of CLO redemption gains and other income; partially offset by ($38) million tax valuation allowance expense. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $37 million.

December 31, 2021
Adjusted net earnings of $142 million for the three months ended Decmber 31, 2021 included a $118 million unrealized gain from alternative investments and $3 million income of CLO redemption gains and other income. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $66 million.

September 30, 2021
Adjusted net earnings of $160 million for the three months ended September 30, 2021 included a $108 million unrealized gain from alternative investments and $27 million of CLO redemption gains and other income. Alternative investments net investment income based on management’s long-term expected return of approximately 9% was $49 million.

Nine months ended

September 30, 2022
Adjusted net earnings of $207 million for the nine months ended September 30, 2022 included a $66 million unrealized gain from alternative investments, $42 million income from actuarial assumption updates and other changes in reserves, $20 million of CLO redemption gains and other income; partially offset by ($47) million income tax valuation allowance and other expense items. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $174 million.

September 30, 2021
Adjusted net earnings of $409 million for the nine months ended September 30, 2021 included a $241 million unrealized gain from alternative investments, $36 million of CLO redemption gains and other income, $17 million income from net favorable mortality experience and other reserve changes, and $8 million income from actuarial intangibles unlocking. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $103 million.

(a) Refer to Reconciliation from Net Earnings to Adjusted Net Earnings on page 7 and Adjusted Net Earnings Statement on page 8.

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Adjusted Return on Assets
(Dollars)

	Three months ended					Nine months ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Net investment income	$340	$425	$451	$511	$481	$1,216	$1,341
Cost of funds	(250)	(201)	(240)	(261)	(219)	(691)	(645)
Product margin	90	224	211	250	262	525	696
Expenses (Operating, interest & taxes)	(78)	(112)	(128)	(108)	(102)	(318)	(287)
Adjusted net earnings (a) (b)	12	112	83	142	160	207	409

Adjusted Return on Assets
(Basis Points)

	Three months ended					Nine months ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Portfolio earned yield	4.13%	4.57%	4.82%	5.79%	5.82%	4.13%	5.82%
Cost of funds	(2.35)%	(2.30)%	(2.57)%	(2.83)%	(2.80)%	(2.35)%	(2.80)%
Product margin	1.78%	2.27%	2.25%	2.96%	3.02%	1.78%	3.02%
Expenses (Operating, interest & taxes)	(1.08)%	(1.25)%	(1.36)%	(1.24)%	(1.25)%	(1.08)%	(1.25)%
Adjusted return on assets (a) (b) (c)	0.70%	1.02%	0.89%	1.72%	1.77%	0.70%	1.77%

AAUM YTD (a)	$39,246	$38,351	$37,459	$31,974	$30,742	$39,246	$30,742

(a) Refer to "Non-GAAP Financial Measures Definitions"
(b) Effective this quarter, presentations of adjusted net earnings and adjusted return on assets will no longer include the alternative investment yield adjustment to normalize alternative investment portfolio returns. Prior periods are presented on a comparable basis to reflect the new definition of adjusted net earnings.
(c) Adjusted return on assets (Basis Points) is calculated by dividing annualized adjusted net earnings by year-to-date AAUM..

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Capitalization and Reconciliation of Total Equity to Total Equity excluding AOCI

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(Dollars in millions, except per share data)
Capitalization:
Notes payable (aggregate principal amount)	550	550	950	950	950
Total Equity	1,675	2,494	3,280	4,485	4,567
Total Capitalization	2,225	3,044	4,230	5,435	5,517
Less: AOCI	(3,066)	(2,130)	(711)	734	939
Total Capitalization excluding AOCI (a)	$5,291	$5,174	$4,941	$4,701	$4,578

Reconciliation of Total Equity to Total Equity excluding AOCI:
Total Equity	1,675	2,494	3,280	4,485	4,567
Less: AOCI	(3,066)	(2,130)	(711)	734	939
Total Equity excluding AOCI (a)	$4,741	$4,624	$3,991	$3,751	$3,628

Debt-to-Capital Ratios:
Total Debt to Capitalization, excluding AOCI (a)	10.4%	10.6%	19.2%	20.2%	20.8%

(a) Refer to "Non-GAAP Financial Measures Definitions."

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Financial Strength Ratings

	A.M. Best	S&P	Fitch	Moody's
Holding Company Ratings
F&G Annuities & Life, Inc.
Issuer Credit / Default Rating	Not Rated	BBB-	BBB	Ba2
Outlook		Stable	Stable	Positive
CF Bermuda Holdings Limited
Issuer Credit / Default Rating	Not Rated	BBB-	BBB	Ba1
Outlook		Stable	Stable	Positive
Fidelity & Guaranty Life Holdings, Inc.
Issuer Credit / Default Rating	bbb-	BBB-	BBB	Not Rated
Outlook	Stable	Stable	Stable
Senior Unsecured Notes	bbb-	BBB	BBB	Baa2
Outlook	Stable			Stable

Operating Subsidiary Ratings
Fidelity & Guaranty Life Insurance Company
Financial Strength Rating	A-	A-	A-	Baa1
Outlook	Stable	Stable	Stable	Positive
Fidelity & Guaranty Life Insurance Company of New York
Financial Strength Rating	A-	A-	A-	Not Rated
Outlook	Stable	Stable	Stable
F&G Life Re Ltd
Financial Strength Rating	Not Rated	A-	A-	Baa1
Outlook		Stable	Stable	Positive
F&G Cayman Re Ltd
Financial Strength Rating	Not Rated	Not Rated	A-	Not Rated
Outlook			Stable

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)
Assets Under Management Rollforward and Average Assets Under Management

	Three months ended						Nine months ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021		September 30, 2022	September 30, 2021
AUM at beginning of period (a)	$40,322	$38,601	$36,494	$34,665	$31,760		$36,494	$28,553
Net new business asset flows	2,177	2,271	2,223	2,050	2,747		6,671	6,343
Net reinsurance and other transactions	(511)	(550)	(116)	(221)	158		(1,177)	(231)
AUM at end of period (a)	$41,988	$40,322	$38,601	$36,494	$34,665		$41,988	$34,665
AAUM (a)	$41,081	$39,306	$37,459	$35,699	$32,692		$39,246	$30,706

Yield on AAUM (b)	3.31%	4.32%	4.82%	5.73%	5.89%	$—	4.13%	5.82%

(a) Refer to "Non-GAAP Financial Measures Definitions."
(b) Yield on AAUM reflects significant income and expense items, such as alternative investment mark-to-market, gains on CLO redemptions and bond prepay income. See page 9 for further discussion of these items.

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Annuity Account Balance Rollforward (a)

	Three months ended					Nine months ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Account balances at beginning of period:	$28,478	$27,331	$26,673	$25,662	$24,774	$26,673	$22,992
Net deposits	1,598	1,673	1,073	1,321	1,311	4,344	3,966
Surrenders, withdrawals, deaths, etc.	(600)	(596)	(539)	(517)	(625)	(1,735)	(1,838)
Net flows	998	1,077	534	804	686	2,609	2,128

Premium and interest bonuses	19	21	22	23	20	62	59
Fixed interest credited and index credits	58	91	142	226	217	291	590
Guaranteed product rider fees	(39)	(42)	(40)	(42)	(35)	(121)	(107)
Account balance at end of period	$29,514	$28,478	$27,331	$26,673	$25,662	$29,514	$25,662

(a) The rollforward reflects the vested account balance of our fixed index annuities and fixed rate annuities, net of reinsurance.

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Annuity Liability Characteristics

	Fixed Annuities Account Value	Fixed Index Annuities Account Value
	September 30, 2022
SURRENDER CHARGE PERCENTAGES:
No surrender charge	$340	$2,591
0.0% < 2.0%	20	147
2.0% < 4.0%	43	959
4.0% < 6.0%	857	2,278
6.0% < 8.0%	1,502	3,766
8.0% < 10.0%	2,841	8,567
10.0% or greater	—	5,603
	$5,603	$23,911

	Fixed Annuities Account Value	Fixed Index Annuities Account Value
	September 30, 2022
CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL:
No differential	$528	$1,373
0.0% - 1.0%	611	1,148
1.0% - 2.0%	1,691	20
2.0% - 3.0%	2,287	11
3.0% - 4.0%	486	—
Allocated to index strategies	—	21,359
	$5,603	$23,911

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Summary of Invested Assets by Asset Class

	September 30, 2022			December 31, 2021
	Amortized Cost	Fair Value	Percent	Amortized Cost	Fair Value	Percent
Fixed maturity securities, available for sale:
United States Government full faith and credit	$189	$179	—%	$50	$50	—%
United States Government sponsored entities	49	45	—%	74	74	—%
United States municipalities, states and territories	1,550	1,268	3%	1,386	1,441	4%
Foreign Governments	186	143	1%	197	205	1%
Corporate securities:
Finance, insurance and real estate	5,699	4,753	13%	4,881	5,109	13%
Manufacturing, construction and mining	900	705	2%	880	932	2%
Utilities, energy and related sectors	2,894	2,174	6%	2,881	2,987	8%
Wholesale/retail trade	2,612	1,986	5%	2,503	2,627	7%
Services, media and other	3,437	2,563	7%	3,227	3,349	8%
Hybrid securities	784	710	2%	812	881	2%
Non-agency residential mortgage-backed securities	1,066	961	3%	648	648	2%
Commercial mortgage-backed securities	3,213	3,028	8%	2,669	2,964	7%
Asset-backed securities	7,196	6,747	18%	4,514	4,550	12%
CLO securities	4,408	4,097	11%	4,002	4,145	11%
Total fixed maturity securities, available for sale	$34,183	$29,359	79%	$28,724	$29,962	77%
Equity securities	1,075	922	2%	1,135	1,171	3%
Alternative investments:
Private equity	1,300	1,300	3%	1,181	1,181	3%
Real assets	433	420	1%	339	340	1%
Credit	1,069	1,069	3%	829	829	2%
Commercial mortgage loans	2,333	2,017	5%	2,168	2,265	6%
Residential mortgage loans	2,200	1,952	5%	1,581	1,549	4%
Other (primarily derivatives and company owned life insurance)	1,112	645	2%	971	1,305	3%
Short term investments	42	42	—%	373	373	1%
Total (a)	$43,747	$37,726	100%	$37,301	$38,975	100%
(a) Asset duration of 5.0 years and 6.4 years vs. liability duration of 4.9 years and 7.1 years for the periods ending September 30, 2022 and December 31, 2021, respectively.

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Credit Quality of Fixed Maturity Securities

	September 30, 2022
NAIC Designation	Fair Value	Percent
1	$17,464	60%
2	9,691	33%
3	1,539	5%
4	532	2%
5	72	—%
6	61	—%
	$29,359	100%

	September 30, 2022
Rating Agency Rating	Fair Value	Percent
AAA	$1,040	3%
AA	2,026	7%
A	7,320	25%
BBB	7,986	27%
Not rated	8,969	31%
Total investment grade	27,341	93%
BB	1,043	4%
B and below	305	1%
Not rated	670	2%
Total below investment grade	2,018	7%
	$29,359	100%

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)
Summary of Residential Mortgage Backed Securities by Collateral Type and NAIC Designation

	September 30, 2022
Total by collateral type	Amortized Cost	Fair Value
Government Agency	$49	$45
Prime	954	860
Subprime	46	43
Alt-A	66	58
	$1,115	$1,006

	September 30, 2022
Total by NAIC designation	Amortized Cost	Fair Value
1	$1,087	$980
2	20	19
3	5	4
4	1	1
5	2	2
	$1,115	$1,006

Top 5 Reinsurers

		September 30, 2022
		Financial Strength Rating
Parent Company/Principal Reinsurers	Reinsurance Recoverable (a)	AM Best	S&P	Fitch	Moody's
Aspida Life Re Ltd	$2,304	A-	not rated	not rated	not rated
Wilton Re	1,241	A+	not rated	A	not rated
Somerset Reinsurance Ltd	591	A-	BBB+	not rated	not rated
London Life Reinsurance Co.	100	A+	not rated	not rated	not rated
Security Life of Denver	95	not rated	A-	A-	Baa1

(a) Reinsurance recoverables do not include unearned ceded premiums that would be recovered in the event of early termination of certain traditional life policies.

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)
Non-GAAP Financial Measures Definitions
The following represents the definitions of non-GAAP measures used by F&G, as an operating segment of FNF:

Adjusted Net Earnings Attributable to Common Shareholders (Adjusted Net Earnings)

Adjusted net earnings attributable to common shareholders (“Adjusted net earnings”) is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) from continuing operations attributable to common shareholders to eliminate:

(i) Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effect of changes in fair value of the reinsurance related embedded derivative;

(ii) Indexed product related derivatives: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost;
(iii) Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (“VODA”)) recognized as a result of acquisition activities;

(iv) Transaction costs: the impacts related to acquisition, integration and merger related items;
(v) Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years.
(vi) Amortization of actuarial intangibles and SOP 03-1 reserve offset: The intangibles amortization and SOP 03-1 change offsets related to the above mentioned adjustments; and
(vii) Income taxes: the income tax impact related to the above mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction.

While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Total Equity excluding AOCI

Total Equity excluding AOCI is based on Total Equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, Management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of earned equity on Total Equity.

Total Capitalization excluding AOCI

Total Capitalization excluding AOCI is based on Total Equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, Management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts to help assess the capital position of the Company.

Debt-to-Capitalization excluding AOCI

Debt-to-capitalization excluding AOCI ratio is computed by dividing total debt by total capitalization excluding AOCI. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position.

F&G - An Operating Segment of FNF
Financial Supplement - September 30, 2022
(All periods are unaudited)

Non-GAAP Financial Measures Definitions (continued)

Assets Under Management (AUM)

AUM is calculated as the sum of:
(i) total invested assets at amortized cost, excluding derivatives, net of reinsurance qualifying for risk transfer in accordance with GAAP;
(ii) related party loans and investments;
(iii) accrued investment income;
(iv) the net payable/receivable for the purchase/sale of investments; and
(v) cash and cash equivalents excluding derivative collateral at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.
Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Average Assets Under Management (AAUM) (Quarterly and YTD)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.
Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Adjusted Return on Assets

Adjusted return on assets is calculated by dividing annualized adjusted net earnings by year-to-date AAUM. Return on assets is comprised of net investment income, less cost of funds, and less expenses (including operating expenses, interest expense and income taxes) consistent with our adjusted net earnings definition and related adjustments. Cost of funds includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing financial performance and profitability earned on AAUM.

Yield on AAUM

Yield on AAUM is calculated by dividing annualized net investment income by AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.

Sales

Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e. contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.